Exhibit 10.70

REINSTATEMENT AND FIRST AMENDMENT TO

PURCHASE AGREEMENT

THIS REINSTATEMENT AND FIRST AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) dated as of January 18, 2007, is entered into by and between KBS 625 SECOND STREET, LLC, a Delaware limited liability company (“Buyer”), and ROSENBERG SOMA INVESTMENTS III, LLC, a Delaware limited partnership (“Seller”), with reference to the following recitals:

RECITALS

A. Seller and KBS Realty Advisors, LLC, a Delaware limited liability company (“Original Buyer”), are parties to that certain Purchase and Sale Agreement, dated December 27, 2006 (the “Purchase Agreement”). Original Buyer assigned its interest in the Purchase Agreement to KBS Capital Advisors LLC, a Delaware limited liability company (“KBS Capital”), pursuant to that certain Assignment and Assumption Agreement dated December 27, 2006. KBS Capital assigned its interest in the Purchase Agreement to Buyer, pursuant to that certain Assignment and Assumption Agreement dated January 17, 2007. All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.

B. The Purchase Agreement has terminated in accordance with its terms arising out of KBS Capital’s failure to have timely delivered an Approval Notice.

C. Seller and Buyer mutually desire to reinstate the Purchase Agreement and to amend the Purchase Agreement as provided below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Reinstatement of Purchase Agreement. The termination of the Purchase Agreement is hereby revoked and, except as expressly modified by this Amendment, the Purchase Agreement shall be, and hereby is, reinstated in its entirety and shall be in full force and effect as if the same had never been terminated.

2. Approval Notice. Buyer hereby approves of all of the matters described in Section 6.7 of the Purchase Agreement. Notwithstanding Section 6.7 of the Purchase Agreement, Seller and Buyer hereby agree that this Paragraph 2 shall constitute Buyer’s “Approval Notice” as defined in the Purchase Agreement.

3. Closing. The Closing shall be, and hereby is, extended to January 31, 2007. Notwithstanding the provisions of Section 5.1 of the Purchase Agreement, Seller shall have no right to further extend the Closing.

4. Deposits. Notwithstanding anything to the contrary in the Purchase Agreement, on Thursday, January 18, 2007, Buyer shall cause an additional One Million Six Hundred and Twenty-Five Thousand Dollars ($1,625,000) (constituting Deposit #2 and Deposit #3 as described in Section 2.1 of the Purchase Agreement) in immediately available funds to be delivered into Escrow.

5. Title Policy. Seller acknowledges and agrees that, in accordance with the provisions of Sections 3.2 and 6.3.4 of the Purchase Agreement, and as a condition precedent to the Closing, the form of Buyer’s Title Policy to which Buyer shall be entitled at Closing shall be a title insurance policy in substantially the form of the pro-forma title policy attached hereto as Exhibit A, which form of title policy the Title Company has already committed to provide as evidenced by the letter from the Title Company dated January 9, 2007, and attached hereto as Exhibit A. In connection with the Closing, Seller shall provide to the Title Company an ALTA owner’s affidavit in a form as reasonably requested by the Title Company, and otherwise cooperate with the Title Company, at no cost to Seller, with respect to matters as reasonably requested by the Title Company in connection with the due authorization of Seller or otherwise.

6. Assignment. Seller hereby acknowledges Original Buyer’s assignment of the Purchase Agreement to KBS Capital and KBS Capital’s assignment of the Purchase Agreement to Buyer as described in Recital A above. Pursuant to the provisions of Section 17.6 of the Purchase Agreement, no assignment by Original Buyer shall relieve Original Buyer of any of its obligations or liabilities pursuant to the Purchase Agreement as amended by this Amendment.

7. Promissory Note. As an additional closing condition under Section 7.2 of the Purchase Agreement, Seller shall have delivered into Escrow the original of that certain promissory note (“Promissory Note”), a copy of which is attached hereto as Exhibit B, together with an assignment of such Promissory Note in a form reasonably acceptable to Buyer and Seller. Such assignment shall be without recourse as to Seller. Seller shall, in addition, deliver into Escrow a letter addressed to the payor under the Promissory Note irrevocably directing such payor to make all future payments thereunder to Buyer in accordance with any written instructions that Buyer may thereafter provide. Seller hereby represents and warrants that, as of January 15, 2007, the outstanding principal balance of the Promissory Note is the amount of $178,837.64.

8. Repairs. It is acknowledged that Seller has entered into a contract with Canon Constructors, Inc. (“Contractor”) to complete certain repair work (collectively, the “Repair Work”), which Repair Work is more particularly described on the cost estimate prepared by Contractor attached to this Amendment as Exhibit C. Seller agrees, at it cost, to complete the Repair Work. It is acknowledged and agreed that the completion of the Repair Work may or may not occur prior to the occurrence of the Closing. The completion of the Repair Work shall be evidenced by documentation (“Completion Documentation”) from Contractor indicating such completion, which documentation shall include an unconditional lien release executed by Contractor in connection with the Repair Work. In the event that the Repair Work is completed prior to the occurrence to the Closing, Seller shall provide to Buyer a copy of the Completion Documentation prior to the occurrence of the Closing. In the event that the Repair Work has not been completed prior to the occurrence of the Closing, as of the Closing,

Seller shall deliver immediately available funds in an amount equal to Forty Three Thousand Three Hundred Dollars ($43,300) (“Escrowed Funds”) to the Escrow Agent (as described in Section 4.1 of the Purchase Agreement). The Escrowed Funds shall be held pursuant to the provisions of the Escrow Agreement (“Escrow Agreement”) attached hereto as Exhibit D, and upon delivery of a copy of Completion Documentation to Buyer, the Escrowed Funds shall be released to Seller.

9. Additional Deliveries. With respect to the deliveries by Seller and Buyer pursuant to the provisions of Sections 8.1 and 8.2, respectively, of the Purchase Agreement, in the event that the Repair Work has not been completed prior to the occurrence of the Closing, Seller and Buyer shall each deposit into Escrow three (3) counterpart originals of the Escrow Agreement duly executed by Seller and Buyer, respectively. In addition, the Escrow Agent shall be required to deposit into Escrow three (3) counterpart originals of the Escrow Agreement executed by Escrow Agent

10. No Other Amendments; This Amendment Governs and Controls. Except as expressly modified hereby, the Purchase Agreement shall remain unmodified and in full force and effect. To the extent any of the provisions of this Amendment are inconsistent with any of the provisions set forth in the Purchase Agreement, the provisions of this Amendment shall govern and control.

11. Counterparts and Fax Transmission. This Amendment may be executed by fax transmission and in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission. The signature page of any counterpart may be detached there from without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

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IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment as of the day and year first above written.

SELLER:

Rosenberg Soma Investments III, LLC,
a Delaware limited liability company

By:	TRC Investors III, LLC,
a California limited liability company, its Manager

	By:	The Rosenberg Company,
a California corporation, its Manager

		By:	/s/ Douglas C. Rosenberg
Douglas C. Rosenberg,
President

BUYER:

KBS 625 SECOND STREET, LLC,
a Delaware limited liability company

By:	KBS REIT ACQUISITION XI, LLC,
a Delaware limited liability company, its sole member

	By:	KBS LIMITED PARTNERSHIP,
a Delaware limited partnership, its sole member

		By:	KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation, general partner

			By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer